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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-35390) of our report dated July 12, 2000, except for the contents of Note 45 which is as of August 18, 2000, relating to the financial statements and financial statement schedules of Hyder plc which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers
Cardiff, United Kingdom
September 22, 2000